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EXHIBIT 99.2

PEMEX PROJECT FUNDING MASTER TRUST

Offers to Exchange
U.S. $750,000,000 8.00% Notes due 2011,
U.S. $1,000,000,000 7.875% Notes due 2009,
U.S. $500,000,000 8.625% Bonds due 2022 and
U.S. $1,000,000,000 7.375% Notes due 2014,
which have been registered under
the Securities Act of 1933, as amended,
for
any and all of its outstanding
8.00% Notes due 2011,
7.875% Notes due 2009,
8.625% Bonds due 2022
and
7.375% Notes due 2014
unconditionally guaranteed by

Petróleos Mexicanos

To: Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Upon and subject to the terms and conditions set forth in the prospectus, dated February [    ], 2003 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), offers to exchange (the "Exchange Offers") registered 8.00% Notes due 2011, registered 7.875% Notes due 2009, registered 8.625% Bonds due 2022 and registered 7.375% Notes due 2014 (collectively, the "New Securities") for any and all outstanding 8.00% Notes due 2011 (CUSIP Nos. 70645JAE2 (Restricted Global Note) and 70645KAE9 (Regulation S Global Note) and ISIN Nos. US70645JAE29 (Restricted Global Note) and US70645KAE91 (Regulation S Global Note)), 7.875% Notes due 2009 (CUSIP Nos. 70645JAG7 (Restricted Global Note) and 70645KAG4 (Regulation S Global Note) and ISIN Nos. US70645JAG76 (Restricted Global Note) and US70645KAG40 (Regulation S Global Note)), 8.625% Bonds due 2022 (CUSIP Nos. 70645JAH5 (Restricted Global Bond) and 70645KAH2 (Regulation S Global Bond) and ISIN Nos. US70645JAH59 (Restricted Global Bond) and US70645KAH23 (Regulation S Global Bond)) and 7.375% Notes due 2014 (CUSIP Nos. 70645JAJ1 (Restricted Global Note) and 70645KAJ8 (Regulation S Global Note) and ISIN Nos. US70645JAJ16 (Restricted Global Note) and US70645KAJ88 (Regulation S Global Note)) (collectively, the "Old Securities") are being made by Pemex Project Funding Master Trust (the "Issuer") and Petróleos Mexicanos (the "Guarantor"), a decentralized public entity of the Federal Government of the United Mexican States. The Exchange Offers are being made in order to satisfy certain obligations of the Issuer and the Guarantor contained in the Registration Rights Agreements referred to in the Prospectus.

        We are requesting that you contact your clients for whom you hold Old Securities regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold Old Securities registered in their own names, we are enclosing multiple sets of the following documents:

1.
Prospectus dated February [    ], 2003;

2.
Letter of Transmittal relating to the 8.00% Notes due 2011, the 7.875% Notes due 2009, the 8.625% Bonds due 2022 and the 7.375% Notes due 2014 for your use and for the information of your clients; and

3.
A form of letter that may be sent to your clients for whose account you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offers.

        Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on March [    ], 2003 (the "Expiration Date"), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

        Tenders of Old Securities for exchange pursuant to the Exchange Offers may be made only by book-entry transfer of the Old Securities to the account established by the Exchange Agent referred to below at the Book-Entry Transfer Facility maintained by The Depository Trust Company ("DTC"), together with a computer generated message, transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent, in which the tendering holder agrees to be bound by the Letter of Transmittal, all in accordance with the instructions set forth in the Letters of Transmittal and the Prospectus.

        Additional copies of the enclosed material may be obtained from Deutsche Bank Trust Company Americas, as Exchange Agent, c/o DB Services Tennessee, Inc., Attention: Corporate Trust and Agency Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, Tennessee 37211, Telephone: (800) 735-7777.

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  EXHIBIT 99.2
PEMEX PROJECT FUNDING MASTER TRUST Offers to Exchange U.S. $750,000,000 8.00% Notes due 2011, U.S. $1,000,000,000 7.875% Notes due 2009, U.S. $500,000,000 8.625% Bonds due 2022 and U.S. $1,000,000,000 7.375% Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 8.00% Notes due 2011, 7.875% Notes due 2009, 8.625% Bonds due 2022 and 7.375% Notes due 2014 unconditionally guaranteed by Petróleos Mexicanos